EXHIBIT 4.4


                  PRIORITY HEALTHCARE CORPORATION
                   BROAD BASED STOCK OPTION PLAN

  1. PLAN  PURPOSE.   The  purpose  of the Plan is to promote the long-term
interests of the Company and its shareholders by providing a means for attracting and retaining employees of the Company and its Affiliates.

  2. DEFINITIONS.  The following definitions are applicable to the Plan:

   "Affiliate"   --   means   any   "parent   corporation"  or  "subsidiary
corporation" of the Company as such terms are defined in Section 424(e) and
(f), respectively, of the Code.

   "Award" -- means the grant by the Committee of a Non-Qualified Stock Option as provided in the Plan.

   "Board" -- means the Board of Directors of the Company.

   "Change in Control" -- means each of the events specified in the following clauses (i) through (iii): (i) any third person, including a "group" as defined in Section 13(d)(3) of the Exchange Act shall, after the date of the adoption of the Plan by the Board, first become the beneficial owner of shares of the Company with respect to which 25% or more of the total number of votes for the election of the Board of Directors of the Company may be cast, (ii) as a result of, or in connection with, any cash tender offer, exchange offer, merger or other business combination, sale of assets or contested election, or combination of the foregoing, the persons who were directors of the Company shall cease to constitute a majority of the Board of Directors of the Company or (iii) the stockholders of the Company shall approve an agreement providing either for a transaction in which the Company will cease to be an independent publicly owned entity or for a sale or other disposition of all or substantially all the assets of the Company; provided, however, that the occurrence of any of such events shall not be deemed a Change in Control if, prior to such occurrence, a resolution specifically approving such occurrence shall have been adopted by at least a majority of the Board of Directors of the Company.

   "Code" -- means the Internal Revenue Code of 1986, as amended.

   "Committee" -- means the Committee referred to in Section 3 hereof.

   "Company"   --   means   Priority  Healthcare  Corporation,  an  Indiana
corporation.

   "Continuous Service" -- means the absence of any interruption or termination of service as an employee of the Company or an Affiliate. Service shall not be considered interrupted in the case of sick leave, military leave or any other leave of absence approved by the Company or in the case of any transfer between the Company and an Affiliate or any successor to the Company.

   "Employee" -- means any person who is employed by the Company or any Affiliate.

   "Exchange Act" -- means the Securities Exchange Act of 1934, as amended.

   "Exercise Price" -- means the price per Share at which the Shares subject to an Option may be purchased upon exercise of such Option.

   "Market Value" -- means the last reported sale price on the date in question (or, if there is no reported sale on such date, on the last preceding date on which any reported sale occurred) of one Share on the principal exchange on which the Shares are listed for trading, or if the Shares are not listed for trading on any exchange, on the NASDAQ National Market System or any similar system then in use, or, if the Shares are not listed on the NASDAQ National Market System, the mean between the closing high bid and low asked quotations of one Share on the date in question as reported by NASDAQ or any similar system then in use, or, if no such quotations are available, the fair market value on such date of one Share as the Committee shall determine.

   "Non-Qualified Stock Option" -- means an option to purchase Shares granted by the Committee pursuant to the terms of the Plan, which option is not intended to qualify under Section 422 of the Code.

   "Option" -- means a Non-Qualified Stock Option.

   "Participant" -- means any employee, other than an officer or director, of the Company or any Affiliate who is selected by the Committee to receive an Award.

   "Plan" -- means this Broad Based Stock Option Plan of the Company.

   "Reorganization" -- means the liquidation or dissolution of the Company or any merger, consolidation or combination of the Company (other than a merger, consolidation or combination in which the Company is the continuing entity and which does not result in the outstanding Shares being converted into or exchanged for different securities, cash or other property or any combination thereof).

   "Securities Act" -- means the Securities Act of 1933, as amended.

   "Shares" -- means the  Class  B  Common  Stock,  $.01  par value, of the
Company.

   3. ADMINISTRATION. The Plan shall be administered by the Compensation Committee of the Board (the "Committee"), which shall consist of two or more members of the Board. The members of the Committee shall be appointed by the Board. Except as limited by the express provisions of the Plan, the Committee shall have sole and complete authority and discretion to (a) select Participants and grant Awards; (b) determine the number of Shares to be subject to types of Awards generally, as well as to individual Awards granted under the Plan; (c) determine the terms and conditions upon which Awards shall be granted under the Plan; (d) prescribe the form and terms of instruments evidencing such grants; (e) establish procedures and regulations for the administration of the Plan; (f) interpret the Plan; and
(g) make all determinations deemed necessary or advisable for the administration of the Plan.

     A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at any meeting at which a quorum is present, or acts approved in writing by all members of the Committee without a meeting, shall be acts of the Committee. All determinations and decisions made by the Committee pursuant to the provisions of the Plan shall be final, conclusive, and binding on all persons, and shall be given the maximum deference permitted by law.

   4. PARTICIPANTS. The Committee may select from time to time Participants in the Plan from those employees of the Company or its Affiliates who, in the opinion of the Committee, have the capacity for contributing in a substantial measure to the successful performance of the Company or its Affiliates; provided, however, that the Committee shall not select as a Participant any individual who is an officer or director of the Company or its Affiliates at the time of such selection.

   5.  SHARES SUBJECT TO PLAN.  Subject to adjustment  by  the operation of
Section 9 hereof, the maximum number of Shares with respect to which Awards may be made under the Plan is 400,000 Shares. The number of Shares which may be granted under the Plan to any Participant during any calendar year of the Plan under Awards shall not exceed 40,000 Shares. The Shares with respect to which Awards may be made under the Plan may either be authorized and unissued shares or unissued shares heretofore or hereafter reacquired and held as treasury shares. With respect to any Option which terminates or is surrendered for cancellation, new Awards may be granted under the Plan with respect to the number of Shares as to which such termination or surrender has occurred.

   6. GENERAL TERMS AND CONDITIONS OF OPTIONS. The Committee shall have full and complete authority and discretion, except as expressly limited by the Plan, to grant Options and to provide the terms and conditions (which need not be identical among Participants) thereof. In particular, the Committee shall prescribe the following terms and conditions: (i) the Exercise Price, (ii) the number of Shares subject to, and the expiration date of, any Option, (iii) the manner, time and rate (cumulative or otherwise) of exercise of such Option, and (iv) the restrictions, if any, to be placed upon such Option or upon Shares which may be issued upon exercise of such Option. The Committee may, as a condition of granting any Option, require that a Participant agree to surrender for cancellation one or more Options previously granted to such Participant.

   7. EXERCISE OF OPTIONS.

     (a) Except as provided in Section 12, an Option granted under the Plan shall be exercisable during the lifetime of the Participant to whom such Option was granted only by such Participant, and except as provided in
Section 8, no Option may be exercised unless at the time the Participant exercises the Option, the Participant has maintained Continuous Service since the date of the grant of the Option.

     (b) To exercise an Option under the Plan, the Participant must give written notice to the Company specifying the number of Shares with respect to which the Participant elects to exercise the Option together with full payment of the Exercise Price. The date of exercise shall be the date on which the notice is received by the Company. Payment may be made either
(i) in cash (including check, bank draft or money order), (ii) by tendering Shares already owned by the Participant and having a Market Value on the date of exercise equal to the Exercise Price, (iii) by requesting that the Company withhold Shares issuable upon exercise of the Option having a Market Value equal to the Exercise Price, or (iv) by any other means determined by the Committee in its sole discretion.

     8. TERMINATION OF OPTIONS. Unless otherwise specifically provided by the Committee, Options shall terminate as provided in this Section.

   (a) Unless sooner terminated under the provisions of this Section, Options shall expire on the earlier of the date specified by the Committee or the expiration of ten (10) years from the date of grant.

   (b) If the Continuous Service of a Participant is terminated for cause, or voluntarily by the Participant for any reason other than death, disability or retirement, all rights under any Options granted to the Participant shall terminate immediately upon the Participant's cessation of Continuous Service, and the Participant shall (unless the Committee in its sole discretion waives this requirement) repay to the Company within 10 days the amount of any gain realized by the Participant upon any exercise within the 90-day period prior to the cessation of Continuous Service of any Options granted to such Participant.

   (c) If the Continuous Service of a Participant is terminated by reason of retirement or terminated by the Company without cause, the Participant may exercise outstanding Options to the extent that the Participant was entitled to exercise the Options at the date of cessation of Continuous Service, but only within the period of three (3) months immediately succeeding the Participant's cessation of Continuous Service, and in no event after the applicable expiration dates of the Options.

   (d) In the event of the Participant's death or disability, the Participant or the Participant's beneficiary, as the case may be, may exercise outstanding Options to the extent that the Participant was entitled to exercise the Options at the date of cessation of Continuous Service, but only within the one-year period immediately succeeding the Participant's cessation of Continuous Service by reason of death or disability, and in no event after the applicable expiration date of the Options.

   (e)  Notwithstanding the provisions of the foregoing paragraphs  of this
Section 8, the Committee may, in its sole discretion, establish different terms and conditions pertaining to the effect of the cessation of Continuous Service, to the extent permitted by applicable federal and state law.

  9. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. In the event of any change in the outstanding Shares subsequent to the effective date of the Plan by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation or any change in the corporate structure or Shares of the Company, the maximum aggregate number and class of shares as to which Awards may be granted under the Plan and the number and class of shares with respect to which Awards theretofore have been granted under the Plan shall be appropriately adjusted by the Committee, whose determination shall be conclusive.

 10. EFFECT OF REORGANIZATION. Awards will be affected by a Reorganization as follows:

   (a) If the Reorganization is a dissolution or liquidation of the Company then each outstanding Option shall terminate, but each Participant to whom the Option was granted shall have the right, immediately prior to such dissolution or liquidation to exercise his Option in full and the Company shall notify each Participant of such right within a reasonable period of time prior to any such dissolution or liquidation.

   (b) If the Reorganization is a merger or consolidation, other than a Change in Control subject to Section 11 of this Agreement, upon the effective date of such Reorganization each Optionee shall be entitled, upon exercise of his Option in accordance with all of the terms and conditions of the Plan, to receive in lieu of Shares, shares of such stock or other securities or consideration as the holders of Shares shall be entitled to receive pursuant to the terms of the Reorganization.

The adjustments contained in this Section and the manner of application of such provisions shall be determined solely by the Committee.

 11. EFFECT OF CHANGE IN CONTROL. If a tender offer or exchange offer for Shares (other than such an offer by the Company) is commenced, or if the event specified in clause (iii) of the definition of a Change in Control contained in Section 2 shall occur, unless the Committee shall have otherwise provided in the instrument evidencing the grant of an Option, all Options theretofore granted and not fully exercisable shall become exercisable in full upon the happening of such event and shall remain so exercisable in accordance with their terms; provided, however, that no Option which has previously been exercised or otherwise terminated shall become exercisable.

   12. ASSIGNMENTS AND TRANSFERS. Except as otherwise determined by the Committee, no Award nor any right or interest of a Participant under the Plan in any instrument evidencing any Award under the Plan may be assigned, encumbered or transferred except, in the event of the death of a Participant, by will or the laws of descent and distribution.

 13. EMPLOYEE RIGHTS UNDER THE PLAN. No employee or other person shall have a right to be selected as a Participant nor, having been so selected, to be selected again as a Participant and no employee or other person shall have any claim or right to be granted an Award under the Plan or under any other incentive or similar plan of the Company or any Affiliate. Neither the Plan nor any action taken thereunder shall be construed as giving any employee any right to be retained in the employ of the Company or any Affiliate.

 14. DELIVERY AND REGISTRATION OF STOCK. The Company's obligation to deliver Shares with respect to an Award shall, if the Committee so requests, be conditioned upon the receipt of a representation as to the investment intention of the Participant to whom such Shares are to be delivered, in such form as the Company shall determine to be necessary or advisable to comply with the provisions of the Securities Act or any other applicable federal or state securities legislation. It may be provided that any representation requirement shall become inoperative upon a registration of the Shares or other action eliminating the necessity of such representation under the Securities Act or other securities legislation. The Company shall not be required to deliver any Shares under the Plan prior to (i) the admission of such shares to listing on any stock exchange or system on which Shares may then be listed, and (ii) the completion of such registration or other qualification of such Shares under any state or federal law, rule or regulation, as the Company shall determine to be necessary or advisable.

 15. WITHHOLDING TAX. Where a Participant or other person is entitled to receive Shares pursuant to the exercise of an Option pursuant to the Plan, the Company shall, in lieu of requiring the Participant or such other person to pay the Company the amount of any taxes which the Company is required to withhold with respect to such Shares, retain a number of such Shares sufficient to cover the amount required to be withheld.

 16. LOANS.

   (a) The Company may make loans to a Participant in connection with the exercise of Options subject to the following terms and conditions and such other terms and conditions not inconsistent with the Plan, including the rate of interest, if any, as the Company shall impose from time to time.

   (b) No loan made under the Plan shall exceed the sum of (i) the aggregate option price payable upon exercise of the Option in relation to which the loan is made, plus (ii) the amount of the reasonably estimated income taxes payable by the grantee. In no event may any such loan exceed the Market Value of the related Shares at the time of the loan.

   (c) No loan shall have an initial term exceeding three years; provided, that loans under the Plan shall be renewable at the discretion of the Committee; and provided, further, that the indebtedness under each loan shall become due and payable on a date no later than (i) one year after termination of the Participant's employment due to death, retirement or disability, or (ii) the day of termination of the Participant's employment for any reason other than death, retirement or disability.

   (d) Loans under the Plan may be satisfied by the Participant, as determined by the Committee, in cash or, with the consent of the Committee, in whole or in part in Shares at Market Value on the date of such payment.

   (e) When a loan shall have been made, Shares having an aggregate Market Value equal to the amount of the loan may, in the discretion of the Committee, be required to be pledged by the Participant to the Company as security for payment of the unpaid balance of the loan. Portions of such Shares may, in the discretion of the Committee, be released from time to time as it deems not to be needed as security.

   (f) Every loan shall meet all applicable laws, regulations and rules of the Federal Reserve Board and any other governmental agency having jurisdiction.

   17. TERMINATION, AMENDMENT AND MODIFICATION OF PLAN. The Board may at any time terminate, and may at any time and from time to time and in any respect amend or modify, the Plan; provided, however, that to the extent necessary and desirable to comply with any applicable law or regulation, including requirements of any stock exchange or NASDAQ system on which the Shares are listed or quoted, shareholder approval of any Plan amendment shall be obtained in such a manner and to such a degree as is required by the applicable law or regulation; and provided, further, that no termination, amendment or modification of the Plan shall in any manner affect any Award theretofore granted pursuant to the Plan without the consent of the Participant to whom the Award was granted or transferee of the Award.

    18. EFFECTIVE DATE AND TERM OF PLAN. The Plan shall become effective upon its adoption by the Board of Directors of the Company and shall continue in effect for a term of ten years from the date of adoption unless sooner terminated under Section 17 hereof.



                              ADOPTED BY THE BOARD OF DIRECTORS OF PRIORITY HEALTHCARE CORPORATION AS OF SEPTEMBER 22, 1998